--------------------------------------------------------------------------------
    As filed with the Securities and Exchange Commission on March 13, 1998 -
                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)

              Colorado                                 84-1311581
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                 6797 Winchester Circle, Boulder, Colorado 80301
               (Address of Principal Executive Offices) (Zip Code)

             Applied Films Corporation Employee Stock Purchase Plan
                            (Full Title of the Plan)

       Cecil Van Alsburg, 6797 Winchester Circle, Boulder, Colorado 80301,
                                 (303) 530-1411
 (Name, address and telephone number, including area code of agent for service)



                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price       Registration Fee
         Common Stock              30,000 Shares(1)            $7.677               $230,310                 $68
===============================  ===================== ====================== =====================  =================

(1) Represents the number of shares of Common Stock authorized for issuance under the Applied Films Corporation Employee Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $7.68 per share, 90% of the average of the high and low sales prices for the Common Stock of Applied Films Corporation as reported in the NASDAQ National Market System on March 12, 1998, in accordance with Rule 457(h).


Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Applied Films Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The final prospectus filed pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form S-1 (No. 333-35331), containing audited consolidated financial statements for the Company's fiscal years ended June 29, 1996 and June 28, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed or the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "Act") grant the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided with respect to conduct in an official capacity with the Registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant, with respect to all other conduct, the person believed the conduct to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the Registrant in which the person was adjudged liable to the Registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by the Act to Indemnify him against reasonable expenses.

     The Registrant's Amended and Restated Articles of Incorporation contain provisions which permit the Registrant to indemnify its officers and directors to the fullest extent permitted by the Colorado Business Corporation Act. The Registrant has entered into indemnification agreements with each of its directors and certain of its officers providing for similar indemnification. In addition to the available indemnification, the Registrant's Amended and Restated Articles of Incorporation limit the personal liability of the members of its Board of Directors, subject to certain exceptions, for monetary damages with respect to claims by the Registrant or its shareholders.

     The Registrant's Amended and Restated Bylaws provide that the Registrant may purchase and maintain insurance on behalf of its directors, officers, employees, fiduciaries and agents against liability asserted against or incurred by such persons in any such capacity.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and
          (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 27th day of February, 1998.

                                  APPLIED FILMS CORPORATION


                                  By  /c/ Cecil Van Alsburg
                                      Cecil Van Alsburg, President and
                                      Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cecil Van Alsburg and Thomas D. Schmidt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on February 27, 1998, by the following persons in the capacities indicated.


      Signatures                             Title

/s/ Cecil Van Alsburg      President, Chief Executive Officer and Director
    Cecil Van Alsburg      (principal executive officer)

/s/ Thomas D. Schmidt      Chief Financial Officer (principal financial officer)
    Thomas D. Schmidt

/s/ Roger Smith            Treasurer (principal accounting officer)
    Roger Smith

/s/ John S. Chapin         Vice President -- Research, Secretary and Director
    John S. Chapin

/s/ C. Richard Condon      Vice President -- Engineering and Director
    C. Richard Condon

/s/ Jeffrey K. Fergason    Director
    Jeffrey K. Fergason

/s/ James A. Knister       Director
    James A. Knister

/s/ Chad D. Quist          Director
    Chad D. Quist

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Applied Films Corporation

As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated July 22, 1997, included in Applied Films Corporation's Registration Statement on Form S-1 (Registration No. 333-35331), and to all references to our firm included in this registration statement.


                                              ARTHUR ANDERSEN LLP




Denver, Colorado
March 12, 1998

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Exhibit 4 Applied Films Corporation Employee Stock Purchase Plan, as amended by the First Amendment to Applied Films Corporation Employee Stock Purchase Plan and as further amended by the Second Amendment to Applied Films Corporation Employee Stock Purchase Plan

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of Arthur Andersen LLP - included on page S-5 hereof

Exhibit 23(b)       Consent of Varnum, Riddering, Schmidt & Howlett-included in
                    Exhibit 5

Exhibit 24          Power of Attorney - included on page S-4 hereof

                            APPLIED FILMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Applied Films Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of Applied Films Corporation (the "Company") with a further inducement to continue their employment with the Company and to encourage its employees to increase their efforts to promote the best interests of the Company by permitting them to purchase shares of common stock of the Company (the "Shares"), under such circumstances that the purchase qualifies as the exercise of an option granted under an employee stock purchase plan, as defined by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The
Committee shall consist of not less than two members who are not eligible to participate in the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee may establish from time to time such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan shall be final and conclusive. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person may rely on information furnished in connection with the Plan's administration by any appropriate person or persons.

     3. Eligibility. Participation under the Plan shall be open to all active employees (the "Eligible Employees") of the Company except: (a) employees who have not been continuously employed by the Company on a full-time basis for at least 12 months at the beginning of an Option Period (as hereinafter defined);
(b) employees whose customary employment by the Company is for less than 20 hours per week; and (c) employees whose customary employment by the Company is for not more than 6 months in a calendar year. No option rights shall be granted under the Plan to any person who is not an Eligible Employee, and no Eligible Employee shall be granted option rights under the Plan: (x) if such employee, immediately after receiving the grant of such option rights under the Plan, owns (under the rules of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company; or (b) which permit such employee to purchase Shares under this Plan and any other employee stock purchase plan of the Company at option prices aggregating more than Twenty-Five Thousand Dollars ($25,000) of fair market value of such Shares in any one calendar year, and in no event may such option rights accrue at a rate which exceeds that permitted by Section 423(b)(8) of the Code.

     4. Shares Available for Purchase Under the Plan. Purchases of Shares pursuant to this Plan may be made out of the Company's presently or hereafter authorized but unissued Shares, or from outstanding Shares, or part out of each, as determined by the Board of Directors. The aggregate maximum number of Shares which may be purchased under the Plan is Thirty Thousand (30,000) Shares; subject, however, to adjustment as hereinafter set forth. In the event the Company shall, at any time after the effective date of the Plan, change its issued Shares into an increased number of Shares, with or without par value, through a stock dividend or stock split, or into a decreased number of Shares, with or without par value, through a combination of Shares, then effective with the record date for such change, the maximum number of Shares which thereafter may be purchased under the Plan shall be the maximum number of Shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split, or proportionately decreased, in the case of such combination of Shares. In the event of any other change affecting Shares, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     5. Effective Dates. This Plan shall become effective on September 5, 1997, provided that the Plan has been properly approved by the shareholders of the Company. The first Option Period under the Plan shall commence on January 1, 1998, and end on March 31, 1998. Thereafter, so long as the Plan remains in effect, a new Option Period shall commence on the first day of each fiscal quarter year of the Company and end on the last day of such fiscal quarter year.

                                    EXHIBIT 4

     6. Participation. An employee of the Company who is an Eligible Employee at or prior to the first day of any Option Period may become a Participant as of such date by: (a) at least ten (10) days prior to such date, completing and delivering a payroll deduction Authorization Form (the "Authorization") to the Company's payroll department; and/or (b) at least thirty (30) days prior to the last day of the Option Period, completing and delivering to the Company a lump sum payment form furnished by the Company, accompanied by payment to the Company in the amount of the lump sum to be credited to the Eligible Employee's Purchase Account (defined in Section 7). The Authorization will direct a regular payroll deduction from the Participant's compensation to be made on each of the Participant's pay dates occurring during each Option Period in which he or she is a Participant.

     7. Payroll Deductions and Lump Sum Payments. The Company will maintain payroll deduction accounts for all employees who are Participants and who have filed Authorizations. Payments made by Participants, whether by payroll deduction or lump sum payment, shall be credited to the Participant's Stock Purchase Account (the "Purchase Account"). No amounts other than payroll deductions and lump sum payments authorized under this Plan may be credited to a Participant's Purchase Account. A Participant may authorize a payroll deduction in any amount not less than Five Hundred Dollars ($500) in any calendar year, provided, however, in no event shall payment of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than Ten Thousand Dollars ($10,000) in any calendar year.

     8. Changes in Payroll Deduction. Payroll deductions shall be made for each Participant in accordance with the Participant's Authorization and shall continue until the Participant's participation terminates, the Authorization is revised or revoked, or the Plan terminates. A Participant may, as of the beginning of any Option Period, increase or decrease the Participant's payroll deduction within the limits specified in Section 7 by filing a new Authorization at least ten (10) days prior to the beginning of such Option Period.

     9. Termination of Participation-Withdrawal of Funds. A Participant may for any reason and at any time, on written notice given to the Company prior to the Participant's last pay date in any Option Period, elect to terminate his or her participation in the Plan and permanently draw out the balance accumulated in his or her Purchase Account. Upon any such termination by a Participant, he or she shall cease to be a Participant, his or her Authorization shall be revoked effective upon receipt, and the amount to his or her credit in his or her Purchase Account (exclusive of accounts payable in respect of the exercise of any option to purchase Shares theretofore granted under the Plan), as well as any unauthorized payroll deductions made after such revocation, without interest, shall be promptly refunded in cash to the Employee. An Eligible Employee who has thus terminated participation in the Plan may thereafter begin participation in the Plan again only after the expiration of three (3) of the Company's full fiscal quarters after such termination and withdrawal of funds occurred. Partial withdrawals of funds shall not be permitted.

     10. Purchase of Shares. During each Option Period while this Plan remains in effect, each Participant shall be granted an option as of the last business day of that Option Period ("Purchase Date") for the purchase of as many full Shares, but not less than one (1) full share, as may be purchased with the funds in his or her Purchase Account. This election shall be automatically made as provided in this Section unless the Participant terminates participation as provided in Section 9. The purchase price for each Share purchased shall be ninety percent (85%) of the fair market value of a Share on the Purchase Date where fair market value means the closing sale price reported on the NASDAQ National Market System on the Purchase Date. If no closing sale price is reported on the NASDAQ National Market System on the Purchase Date, the purchase price shall be the closing sale price on the next preceding day on which such price is reported. If such percentage results in a fraction of a cent, the purchase price shall be increased to the next higher full cent. If, as of each Purchase Date, the Participant's Purchase Account contains sufficient funds to purchase at least one (1) or more full Shares, the Participant shall be deemed to have exercised an option to purchase all such Shares at the purchase price; the Participant's Purchase Account shall be charged for the amount of the purchase; and a stock certificate shall be issued to the Participant. As of each subsequent Purchase Date when sufficient funds have again accrued in the Participant's Purchase Account to purchase one (1) or more Shares, Shares will be purchased in the same manner. Any balance remaining in a Participant's Purchase Account after a Purchase Date will be carried forward into the following Option Period. Notwithstanding the foregoing, any balance remaining in a Purchase Account at the termination of the Plan will be automatically refunded to the Participant in accordance with Section 17.

     11. Registration of Certificates. Certificates may be registered only in the name of the Participant.

                                       4-2

     12. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Company shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

     13. Rights on Retirement, Death or Termination of Employment. In the event of a Participant's retirement, death or termination of employment, no payroll deduction shall be taken from any pay due and owing to a Participant at such time, and the balance in the Participant's Purchase Account shall be paid to the Participant or, in the event of the Participant's death, to the Participant's estate.

     14. Rights Not Transferable. Rights under this Plan are not transferable by a Participant and are exercisable only by the Participant during his or her lifetime.

     15. Application of Funds. All funds received or held by the Company under this Plan may be commingled with other funds and may be used by the Company for any corporate purpose.

     16. Amendment of the Plan. The Board of Directors of the Company may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the Company's shareholders, no amendment shall be made: (a) increasing the number of Shares approved for purchase under this Plan (other than as provided in Section 4); (b) decreasing the Purchase Price per Share; or
(c) changing the eligibility requirements for participation in this Plan.

     17. Termination of the Plan. Unless sooner terminated as hereinafter provided, this Plan shall terminate on September 5, 2007. The Company may, by action of its Board of Directors, terminate the Plan at any time. Notice of termination shall be given to all then Participants, but any failure to give such notice shall not impair the termination. Upon termination of the Plan, all amounts in Purchase Accounts of Participants shall be promptly refunded to the applicable participants.

     18. Governmental Regulations. The Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. If, at any time, Shares deliverable hereunder are required to be registered or qualified under any applicable law, or delivery of such Shares is required to be accompanied or preceded by a prospectus or similar circular, delivery of certificates for such Shares may be deferred for a reasonable time until such registrations or qualifications are effected or such prospectus or similar circular is available.

                                  CERTIFICATION

     The foregoing Plan was duly adopted by the Board of Directors on the 10th day of September, 1997, subject to approval by the Company's shareholders.

                                                /s/ John S. Chapin
                                                Secretary
                                                Applied Films Corporation


                                       4-3

                               FIRST AMENDMENT TO
                            APPLIED FILMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


     This First Amendment to the Applied Films Corporation Employee Stock Purchase Plan (the "Plan") is effective as of September 10, 1997, pursuant to action taken by the Board of Directors of Applied Films Corporation, a Colorado corporation, effective that date.

     A. The third sentence of Section 10 of the Plan is hereby amended to read in its entirety as follows:

     The purchase price for each Share purchased shall be ninety percent (90%) of the fair market value of a Share on the Purchase Date where fair market value means the closing sale price reported on the NASDAQ National Market System on the Purchase Date.

     B. Except as hereinabove provided, the Plan shall remain in full force and effect.

                                  CERTIFICATION

     The foregoing First Amendment to the Plan was duly adopted by the Board of Directors as of the 10th day of September, 1997.

                                           APPLIED FILMS CORPORATION


                                           /s/ John S. Chapin
                                           By:  John S. Chapin
                                          Its:  Secretary


                                       4-4

                               SECOND AMENDMENT TO
                            APPLIED FILMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


     This Second Amendment to the Applied Films Corporation Employee Stock Purchase Plan (the "Plan") is effective as of January 27, 1998, pursuant to action taken by the Board of Directors of Applied Films Corporation, a Colorado corporation, effective that date.

     A. The final sentence of Section 7 of the Plan is hereby amended in its entirety to read as follows:

          A Participant may authorize a payroll deduction in any amount not less than Five Hundred Dollars ($500) in any calendar year, provided, however, in no event shall payment of any kind for credit to a Purchase Account by or on behalf of any Participant aggregate more than Five Thousand Dollars ($5,000) in any calendar year.

     B. Except as hereinabove provided, the Plan shall remain in full force and effect.

                                  CERTIFICATION

     The foregoing Second Amendment to the Plan was duly adopted by the Board of Directors as of the 27th day of January, 1998.

                                          APPLIED FILMS CORPORATION


                                          By:    /s/ John S. Chapin
                                          John S. Chapin
                                          Its:  Secretary



                                       4-5

                                 March 13, 1998



Applied Films Corporation
6797 Winchester Circle
Boulder, Colorado 80301

         Re: Registration Statement on Form S-8 Relating to the Applied Films Corporation Employee Stock Purchase Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Applied Films Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 30,000 shares of the Company's common stock for issuance pursuant to the Company's Employee Stock Purchase Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 30,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP





                    /s/ Varnum, Riddering, Schmidt & Howlett LLP



                                    EXHIBIT 5